Exhibit 99.1

For Immediate Release	Contacts:

CFO
Richard H. Wiley
44 (0)20 8564 4203

Investor Relations
Sarah Merefield CFA
44 (0)20 8564 4205

Samsonite Reports Fourth Quarter and Fiscal 2007 Results

DENVER, Colorado, April 26, 2007 — SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported results for the fourth quarter and fiscal year ended January 31, 2007.

Revenues and operating income for the fourth quarter were $286.0 million and $21.1 million, compared to revenues of $249.3 million and operating income of $25.9 million in the prior year quarter.  The Company had a net loss for the fourth quarter of $18.5 million compared to net income in the fourth quarter of the prior year of $6.5 million.  The net loss for the current year fourth quarter includes $22.5 million of tender premiums and other expenses related to the retirement of debt.  Net loss to common stockholders, after preferred stock dividends of $126.5 million, was $145.0 million for the fourth quarter, or $0.38 per share, compared to net income, after preferred stock dividends of $4.0 million, of $2.5 million, or less than $0.01 per diluted share, in the prior year fourth quarter.

Revenues and operating income for the fiscal year ended January 31, 2007 were $1,070.4 million and $79.8 million, respectively, compared to revenues of $966.9 million and operating income of $73.0 million in the prior year. Operating income reflects deductions for restructuring charges and expenses of $5.5 million and $11.2 million and asset impairment charges of $1.6 million and $5.5 million during fiscal years 2007 and 2006, respectively.  In fiscal year 2007, these charges relate to the planned closure of the Company’s Denver, Colorado facilities and related consolidation of its corporate functions in its Mansfield, Massachusetts office; the planned relocation of distribution functions from the Company’s Denver, Colorado facilities to the southeast region of the U.S.; and the closure of a softside manufacturing plant in Slovakia.

In fiscal year 2007, the Company had a net loss before the cumulative effect of an accounting change of $8.2 million compared to net income of $13.3 million for fiscal 2006.  The consolidated net loss for fiscal 2007 includes $22.5 million of tender premiums and other expenses related to the retirement of debt.  In fiscal 2007, the Company had a consolidated net loss to common stockholders, after preferred stock dividends of $138.4 million and the cumulative effect of an accounting change of $1.4 million, of $145.2 million, or $0.54 per share.  In fiscal 2006, the Company had consolidated net loss to common stockholders, after preferred stock dividends of $14.8 million, of $1.5 million, or $0.01 per diluted share. In connection with the special cash distribution of $175.0 million during the fourth quarter of fiscal 2007, 514,832,157 common shares were issued upon the conversion of over 99% of the outstanding convertible preferred stock resulting in a total of 742,006,783 shares of common stock outstanding at year-end.

Adjusted EBITDA (operating earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain items of other income and expense, preferred stock dividends, minority interests, goodwill and asset impairment charges, restructuring charges, expenses and associated non-trade receivables write-off, stock-based compensation expense, deferred stock offering costs, and ERP project expenses and to include realized currency hedge gains and losses) for fiscal year 2007 was $134.7 million versus $121.4 million in fiscal year 2006. Adjusted EBITDA for the fourth quarter fiscal year 2007 was $38.1 million compared to $34.5 million for the prior year.

Chief Executive Officer, Marcello Bottoli, stated: “I am very pleased with the financial performance for the fourth quarter and for fiscal year 2007. Fourth quarter revenues rose an impressive 10.9% on a constant currency basis compared to the prior year, while quarterly gross profit margins improved 250 basis points year-on-year, to 51.9%.  This robust performance has allowed us to increase investment in our brands and to achieve a 10.4% increase in Adjusted EBITDA versus the prior fourth quarter to $38.1 million. These accomplishments are a direct reflection of the caliber and commitment of our people. Our strategy is working and we are confident the Company is positioned upon a clear growth trajectory.”

Richard Wiley, Chief Financial Officer, commented:  “The Company’s strategy of streamlining operations while delivering top line growth resulted in a 10.9% year-on-year increase in fiscal 2007 Adjusted EBITDA to $134.7 million.  Execution of our strategic plan to improve margins resulted in a 240 basis point increase in gross profit margins to 51.0% in fiscal 2007 from 48.6% in the prior year. This was driven by price increases, improved sales mix and lower fixed manufacturing and direct product costs. In the last twelve months, average net working capital efficiency improved 120 basis points over the prior year to 15.4% of sales in January 2007.  The Company’s debt net of cash position as of January 31, 2007 was $423.4 million. Subsequent to the end of fiscal year 2007, the Company redeemed additional subordinated debt, reducing total debt and cash by $19.1 million. This compares with a total debt net of cash position of $221.8 million as of January 31, 2006.

Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE® Black Label, LAMBERTSON TRUEX, SAMSONITE®, AMERICAN TOURISTER®, LACOSTE® and TIMBERLAND®.

A summary of the Company’s calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net income (loss), and a summary of the Company’s earnings (losses) under U.S. generally accepted accounting principles are attached as part of this release. As calculated by the Company, “Adjusted EBITDA” includes its operating earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain items of other income and expense, preferred stock dividends, minority interests, goodwill and asset impairment charges, restructuring charges, expenses and associated non-trade receivables write-off, stock-based compensation expense, deferred stock offering costs, and ERP project expenses and to include realized currency hedge gains and losses.  Adjusted EBITDA is not intended to replace operating income, net income, cash flow or any other measures of performance and liquidity under generally accepted accounting principles in the U.S. (“GAAP”). Rather, Adjusted EBITDA is a measure of operating performance that investors may consider in addition to such other measures. Adjusted EBITDA provides no information on a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position.  Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. The Company believes Adjusted EBITDA is, nevertheless, a measure of operating performance commonly reported and widely used by analysts, investors and other interested parties because it eliminates differences in financial capitalization and tax structures as well as non-cash and non-operating charges to earnings. The Company’s lenders also use EBITDA-based measures, which may differ from Adjusted EBITDA, to test compliance with certain covenants. The Company also believes that disclosure of these figures is meaningful to investors because they provide information about the Company’s operating performance without giving effect to certain charges and costs that are not reflective of ongoing operations, thereby facilitating company-to-company comparisons and analysis of the Company’s results from its core business. These measures are not intended to replace operating income (loss) and net income (loss) as measures of operating performance under GAAP.  The Company also uses Adjusted EBITDA (modified for currency caused fluctuations) for incentive compensation purposes.  The Company computes net working capital as accounts receivable plus inventory less accounts payable and average net working capital efficiency as average net working capital divided by sales for a rolling 13-month period.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as “proposed,” “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and “expect”, and similar expressions (and their negatives).  Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements.  These factors include, among others, events which negatively affect consumer confidence or travel levels; general economic and business conditions, including foreign currency fluctuations, complications associated with our implementation of SAP information management software; changes in interest rates; reliance on third party manufacturers; changes in consumer demands and fashion trends; changes in methods of distribution and customer purchasing patterns; factors associated with our concentrated voting stock; factors associated with or exacerbated by our leveraged capital structure; and competition.  More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company’s filings with the United States Securities and Exchange Commission.  Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

* * * * * * * * * *

Samsonite Corporation Earnings and Adjusted EBITDA Summary
January 31, 2007 and 2006
(in thousands, except per share data)

	Three months ended January 31,		Year ended January 31,
	2007	2006	2007	2006

Net sales	$286,012	249,302	1,070,393	966,886
Cost of goods sold	137,448	126,079	524,451	496,505
Gross profit	148,564	123,223	545,942	470,381

Selling, general and administrative expenses	125,874	97,141	459,511	381,185
Amortization of intangible assets	458	291	1,193	862
Asset impairment	—	—	1,623	5,450
Restructuring expense, excluding portion in cost of goods sold	1,103	(125)	3,775	9,849
Operating income	21,129	25,916	79,840	73,035

Interest expense and amortization of debt issue costs	(8,729)	(7,354)	(30,285)	(30,496)
Interest income and other income (expense), net	(21,635)	(979)	(20,936)	(7,820)

Income (loss) before income taxes, minority interests and cumulative effect of an accounting change	(9,235)	17,583	28,619	34,719
Income tax expense	(6,217)	(9,572)	(27,175)	(16,516)
Minority interests in earnings of subsidiaries	(3,062)	(1,475)	(9,673)	(4,882)
Net income (loss) before cumulative effect of an accounting change and preferred stock dividends	(18,514)	6,536	(8,229)	13,321
Cumulative effect of an accounting change	—	—	1,391	—

Net income (loss)	(18,514)	6,536	(6,838)	13,321
Preferred stock dividends	(126,513)	(3,990)	(138,386)	(14,831)
Net income (loss) to common stockholders	$(145,027)	2,546	(145,224)	(1,510)

Net income (loss) per common share — basic
Net income (loss) per common share before cumulative effect of an accounting change	$(0.38)	0.01	(0.55)	(0.01)
Cumulative effect of an accounting change	—	—	0.01	—
Net income (loss) per common share	$(0.38)	0.01	(0.54)	(0.01)

Net income (loss) per common share — diluted
Net income (loss) per common share before cumulative effect of an accounting change	$(0.38)	— *	(0.55)	(0.01)
Cumulative effect of an accounting change	—	—	0.01	—
Net loss per common share	$(0.38)	— *	(0.54)	(0.01)

Weighted average shares outstanding — basic	383,863	227,160	266,665	226,587
Weighted average shares outstanding — diluted	383,863	692,576	266,665	226,587
* Less than $0.01 per share

Net income (loss) to common stockholders reconciled to Adjusted EBITDA
Net income (loss) to common stockholders	$(145,027)	2,546	(145,224)	(1,510)
Cumulative effect of an accounting change	—	—	(1,391)	—
Preferred stock dividends	126,513	3,990	138,386	14,831
Interest expense and amortization of debt issue costs and premium	8,729	7,354	30,285	30,496
Interest income	(866)	(614)	(2,570)	(2,052)
Other expense, net	22,501	1,593	23,506	9,872
Income tax expense	6,217	9,572	27,175	16,516
Minority interests in earnings of subsidiaries	3,062	1,475	9,673	4,882
Depreciation expense	5,814	4,017	19,830	17,057
Amortization of intangible assets	458	291	1,193	862
Asset impairment charge	—	—	1,623	5,450
Restructuring charges and expenses	1,062	80	5,479	11,225
ERP project expense	3,431	2,445	9,752	6,102
Stock-based compensation expense	2,502	894	6,996	5,497
Realized currency hedge gains (losses) in other expense	(172)	827	(31)	2,216
Write-off of deferred stock offering costs	—	—	6,158	—
Special distribution advisor expenses	1,723	—	1,723	—
Write-off of receivable from European restructuring	2,105	—	2,105	—
Adjusted EBITDA	$38,052	34,470	134,668	121,444